QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10(y)

Deferred Stock Agreement Pursuant to
The Dow Chemical Company 1988 Award and Option Plan

The Dow Chemical Company ("the Company") has delivered to you prospectus material pertaining to the shares of Common Stock covered by The Dow Chemical Company 1988 Award and Option Plan ("the Plan"). This instrument is referred to herein as "this Agreement". Terms that are used herein and defined in the Plan are used as defined in the Plan. THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

TERMS AND CONDITIONS

1.
This Agreement is in all respects subject to the terms and conditions of the Plan, all of which are hereby incorporated herein and by reference made a part hereof. In the event of any conflict between this Agreement and the Plan, the terms and conditions of the Plan shall govern and this Agreement shall be deemed to be modified accordingly.

2.
Issuance and delivery of the shares of Deferred Stock credited to your account on the books of the Company hereunder shall be deferred until                         and shall be subject to the conditions described below. Prior to such issuance and delivery you shall have no rights as a stockholder with respect to the shares of Deferred Stock credited to your account under this Agreement. In each year prior to issuance and delivery you (or your successors) shall make arrangements satisfactory to the Compensation Committee for the payment of any taxes required to be withheld in connection with your right to shares of Deferred Stock under all applicable laws and regulations of any governmental authority, whether federal, state or local and whether domestic or foreign. The Compensation Committee may, in its sole discretion, modify or accelerate the delivery of any shares of Deferred Stock under this Agreement after consulting with you or your successors in the event of a) death, b) hardship after termination of employment, or c) any change in tax or other applicable laws, decisions, regulations, or rulings which might have a substantial adverse effect on either you (or your successors) or the Company. The Company and its Subsidiaries or Affiliates (collectively and individually a "Dow Company") and their directors, officers, employees, or agents shall not be liable for any delay in issuance or receipt of any shares pursuant to this Agreement.

3.
For each Dow Common Stock dividend record date during the period while shares of Deferred Stock remain credited to your account on the books of the Company and before their issuance and delivery to you, the Company shall pay to you as additional compensation a sum of money equal to the amount which you would have received in dividends if the shares of Deferred Stock credited to your account had been issued and delivered to you (the "Dividend Equivalents"). Awardees regularly paid compensation by a Dow Company in other than U.S. dollars will receive such payment of Dividend Equivalents converted from U.S. dollars at the Dow inter-company trading rate in effect at the time of delivery.

4.
This Agreement shall terminate and your rights under this Agreement shall be forfeited if your employment with any Dow Company is terminated for any reason other than death, disability or retirement. The Compensation Committee has the authority, however, to provide for the continuation of such rights in whole or in part despite such a termination and forfeiture whenever, in its sole judgment, it determines that such continuation is in the best interests of the Company. In the event of your retirement, your current year's Deferred Stock Grant will be prorated based on the number of months worked during the year. In the case of retirement, disability or death, Awardees may continue participation, but will receive a reduced payout of Shares Earned. The following reduction percentages will be applied to the Deferred Share grant based on the calendar year that retirement, disability or death occurs:     % reduction in             ,     % reduction in             ,     % reduction in             ,     % reduction in             ,     % reduction in             . If you take a leave of absence from a Dow Company, for any reason, whether or not you intend to return to work, your award under this Agreement will be modified to comply with the leave of absence policy established by the Compensation Committee for Plan awards.

5.
Any cash payments under this Agreement are not compensation, reward, bonus, fringe benefits or prize in nature (for the purpose of labor or industrial law) and are not in connection with or in consideration of, your services provided or to be provided to a Dow Company. The Company is under no obligation to grant you the right to receive any cash payment under any law, federal, local, domestic or foreign.

71

6.
Your right to future issuance and delivery of Deferred Stock may not be sold, pledged, or otherwise transferred (except as hereinafter provided) and any attempt to sell, pledge, assign or otherwise transfer shall be void and your rights to Deferred Stock shall therefore be forfeited. Your right to such future issuance and delivery shall, however, be transferable by will or pursuant to the laws of descent and distribution or you may make a written designation of a beneficiary on the form prescribed by the Compensation Committee, which beneficiary (if any) shall succeed to your rights under this Agreement in the event of your death.

7.
Upon the occurrence of a Change of Control as defined in Section 15.08 (iii) of the Plan, your right to receive the number of shares of Deferred Stock credited to your account under this Agreement shall not be forfeitable under any circumstances. The Company shall deliver these shares to you on the 30th day following the occurrence of a Change of Control unless you elect prior to such delivery to receive a lump sum cash amount in lieu of the stock. The cash amount would be equal to the number of Deferred Stock multiplied by the greater of a) the highest price per share paid for the purchase of Common Stock in connection with the Change of Control or b) the highest closing price per share paid on the principal exchange on which the Common Stock is listed during the 30-day period immediately preceding the Change of Control.

8.
If at any time during the term of this Agreement you engage in any act of Unfair Competition (as defined below), this Agreement shall terminate effective on the date on which you enter into such act of Unfair Competition, unless terminated sooner by operation of another term or condition of this Agreement or the Plan. In addition, if at any time within three years after issuance and delivery of this Deferred Stock you engage in any act of Unfair Competition, you shall promptly pay to the Company the Fair Market Value of Shares Earned and Dividend Equivalents paid. The Compensation Committee shall, in its sole discretion, determine when any act of Unfair Competition has occurred, and the determination of the Compensation Committee shall be final and binding as to all parties. For purposes of this Agreement, the term "Unfair Competition" shall mean and include activity on your part that is in competition with a Dow Company or is or may be harmful to the interests of a Dow Company, including but not limited to conduct related to your employment for which either criminal or civil penalties against you may be sought, or your acceptance of employment with an employer that is in competition with a Dow Company.

9.
By accepting this Agreement you will be consenting to a deduction from any amounts a Dow Company owes you from time to time (including amounts owed to you as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to you by a Dow Company), to the extent of the amount you owe the Company under this Agreement. Whether or not the Company elects to make any set-off in whole or in part under this paragraph, if the Company does not recover the full amount you owe it, calculated as set forth above, you agree to immediately pay the unpaid balance to the Company.

10.
In the event that additional shares of Common Stock of the Company are issued pursuant to a stock split or a stock dividend, the Board of Directors shall make appropriate adjustments in the number and kind of Deferred Stock credited to your account on the books of the Company as deemed appropriate.

11.
Nothing contained in this Agreement shall confer or be deemed to confer upon you any right with respect to continuance of employment by a Dow Company, nor interfere in any way with the right of a Dow Company to terminate your employment at any time with or without assigning a reason therefor.

12.
This instrument shall constitute a Deferred Stock Agreement between the Company and you, and this Agreement shall be deemed to have been made on                         . To the extent that federal laws do not otherwise control, this Agreement shall be governed by the laws of the state of Delaware and construed accordingly. You may choose to reject this award by written notice delivered to the Compensation Committee of the Company within ninety days of your receipt of this instrument. Individuals who reject this Deferred Stock will not receive additional cash or non-cash compensation in lieu of the Deferred Stock.

72

QuickLinks

  EXHIBIT 10(y)